KPMG
4200 Norwest Center
90 South Seventh Street
Minneapolis, MN 55402



                          Independent Auditors' Consent



The Board of Directors
Minnesota Life Insurance Company and
Contract Owners of Variable Annuity Account:




We consent to the use of our reports included herein and to the reference to our Firm under the heading "AUDITORS" in Part B of the Registration Statement.



                                                     /s/  KPMG LLP

                                                     KPMG LLP


Minneapolis, Minnesota
April 24, 2000